Teachers Insurance and Annuity Association of America College Retirement Equities Fund 730 Third Avenue New York, NY 10017-3206 212 490-9000 800 842-2733	George W. Madison Executive Vice President and General Counsel (212) 916-4750

CONSENT OF GEORGE W. MADISON, ESQ.

I hereby consent to the reference to my name under the caption “Legal Matters” in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (333-134820) for TIAA Separate Account VA-3.

	By:	/s/ George W. Madison
George W. Madison, Esq.
Executive Vice President and General Counsel

April 30, 2007